Exhibit 99.1

Edge Therapeutics Reports First Quarter 2016 Financial Results
Conference Call today at 8:30 am ET

BERKELEY HEIGHTS, N.J. – May 3, 2016 – Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical stage biotechnology company developing novel hospital-based therapies in the management of acute, life threatening conditions, today announced financial results and highlights for the three months ended March 31, 2016.

“The additional NEWTON data we presented in the first quarter showed that patients treated with EG-1962 had a reduction in the need for rescue therapy and experienced shorter ICU and hospital length of stay (LOS), which is supportive of the promising efficacy seen to date. We believe the reduction in ICU and hospital LOS may also have a significant pharmaco-economic impact,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer. “Further, NEWTON 2 – our pivotal Phase 3 study of EG-1962 – is on track to enroll its first patient in mid-2016.”

Financial Results

Cash Position: Cash, cash equivalents and marketable securities as of March 31, 2016 were $119.9 million, compared with $130.2 million at December 31, 2015.

Research & Development (R&D) Expenses: R&D expenses were $5.3 million for the three months ended March 31, 2016, compared to $2.9 million in the same period in 2015. The increase in R&D expense was primarily due to increased spending on clinical activities as EG-1962 completed its North American Phase 1/2 NEWTON trial, prepared for its pivotal Phase 3 trial, increased personnel-related R&D expenses supporting the advancement of Edge's other programs, and accrued expenses associated with the preclinical development of EG-1964.

General & Administrative (G&A) Expenses: General and administrative expenses were $3.7 million for the three months ended March 31, 2016 compared to $1.3 million in the same period in 2015. The increase in G&A expenses was largely due to personnel-related costs and professional fees to support public company operations.

Net Loss: Net loss was $9.2 million for the three months ended March 31, 2016 compared to net loss of $4.5 million for the same period of 2015.

Conference call details

Edge will host a conference call and webcast today, Tuesday, May 3, 2016 at 8:30 a.m. Eastern time.  Please dial (877) 388-5691, or (562) 350-0788 for international callers, and reference participant code 94046253 approximately 15 minutes prior to the call. A replay of the call may be accessed through May 17, 2016 on the investor section of Edge’s website by dialing (855) 859-2056, or (404) 537-3406 for international callers, and referencing participant code 94046253. A live webcast of the conference call will be available on the investor relations section of Edge’s web site at www.edgetherapeutics.com.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms in the management of acute, life-threatening neurological conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, or aSAH, which is bleeding around the brain due to a ruptured brain aneurysm. EG-1964, Edge’s second product candidate, is being evaluated as a potential prophylactic treatment in the management of chronic subdural hematoma, to prevent recurrent bleeding on the surface of the brain.

About EG-1962

EG-1962 is a novel polymeric nimodipine microparticle containing nimodipine suspended in a diluent of hyaluronic acid that utilizes Edge’s proprietary PrecisaTM development platform designed to improve patient outcomes following aSAH. EG-1962 has been granted orphan drug designation by the U.S. Food and Drug Administration (FDA) and the European Commission (EC) for the treatment of patients with aSAH.

About aSAH

An aneurysmal subarachnoid hemorrhage, or aSAH, is a brain hemorrhage after which blood from a ruptured aneurysm enters the subarachnoid space, the area between the middle and deepest protective layers of the brain. Approximately 600,000 individuals worldwide suffer an aSAH annually. In the US, approximately 35,000 aSAH patients, with an average age of 52, arrive alive at the hospital each year, and approximately 75% of these patients die or suffer permanent brain damage.

About the NEWTON Trial

The NEWTON trial was a multicenter, randomized, controlled, open-label Phase 1/2 trial evaluating the safety, tolerability and pharmacokinetics of escalating doses of EG-1962 compared to the current standard of care, oral nimodipine, in subjects with aSAH. Of the total of 72 patients enrolled, 54 patients were randomized to receive EG-1962 and 18 patients were randomized to receive oral nimodipine. Pooled efficacy results of the NEWTON trial showed that 60% of patients treated with EG-1962 achieved a favorable outcome (scores of 6-8 as measured by the Extended Glasgow Outcome Score (GOSE)) at 90 days compared to 28% of patients in the active control standard of care oral nimodipine arm who achieved a favorable outcome.

For additional information about Edge Therapeutics, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. (the “Company”) related thereto that are not historical in nature (including but not limited to upcoming milestones) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions, and in particular statements about the potential efficacy and pharmaco-economic impact of EG-1962 and the timing of the commencement of the NEWTON 2 trial. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond the Company’s control) as described under the heading “Risk Factors” in the Company’s filings with the United States Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor Contact:
Andrew J. Einhorn
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

EDGE THERAPEUTICS, INC. Balance Sheets

	March 31, 2016	December 31, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$119,942,415	$130,189,421
Prepaid expenses and other current assets	841,804	1,081,084
Total current assets	120,784,219	131,270,505

Property and equipment, net	2,838,979	2,766,992
Other assets	142,870	55,161

Total assets	$123,766,068	$134,092,658

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$2,882,935	$2,584,249
Accrued expenses	1,358,270	3,734,348
Short term debt	2,329,485	2,271,111
Total current liabilities	6,570,690	8,589,708

Noncurrent liability:
Long term debt	2,472,414	3,025,423

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at March 31, 2016 and December 31, 2015, 28,813,220 shares and 28,810,845 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	9,721	9,720
Additional paid-in capital	186,137,623	184,721,777
Accumulated deficit	(71,424,380)	(62,253,970)
Total stockholders' equity	114,722,964	122,477,527

Total liabilities and stockholders' equity	$123,766,068	$134,092,658

EDGE THERAPEUTICS, INC.
Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2016	2015
	(unaudited)

Operating expenses:
Research and development expenses	$5,346,763	$2,871,239
General and administrative expenses	3,685,597	1,311,030

Total operating expenses	9,032,360	4,182,269

Loss from operations	(9,032,360)	(4,182,269)

Other income (expense):
Warrant remeasurement	-	(96,192)
Interest income	42,814	139
Interest expense	(180,864)	(190,163)

Net loss and comprehensive loss	(9,170,410)	(4,468,485)

Cumulative dividend on Series C , C-1 and C-2 convertible preferred stock	-	(683,181)

Net loss attributable to common stockholders	$(9,170,410)	$(5,151,666)

Loss per share attributable to common stockholders basic and diluted	$(0.32)	$(3.05)

Weighted average common shares outstanding basic and diluted	28,812,907	1,688,475